As filed with the Securities and Exchange Commission on January 5, 2015	Registration No. 333-180462

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FRANKLIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	27-4132729 (IRS Employer Identification No.)

4501 Cox Road

Glen Allen, Virginia 23060

(804) 967-7000

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Franklin Financial Corporation 2012 Equity Incentive Plan

(Full Title of the Plan)

Richard T. Wheeler, Jr.

Chairman, President and Chief Executive Officer

Franklin Financial Corporation

4501 Cox Road

Glen Allen, Virginia 23060

(804) 967-7000

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to: Christina M. Gattuso, Esq. Joseph J. Bradley, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800

DEREGISTRATION OF SECURITIES

Franklin Financial Corporation, a Virginia corporation (the “Company”), is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-180462) (the “Registration Statement”) to deregister certain shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that were registered pursuant to the Franklin Financial Corporation 2012 Equity Incentive Plan (the “Plan”). On March 29, 2012, the Company filed the Registration Statement with the U.S. Securities and Exchange Commission, which registered 2,002,398 shares of Common Stock to be offered or sold under the Plan.

On January 2, 2015 (the “Merger Date”), pursuant to an Agreement and Plan of Reorganization, dated as of July 14, 2014, by and among TowneBank, the Company and Franklin Federal Savings Bank, the Company was merged with and into TowneBank, with TowneBank as the surviving entity (the “Merger”). The Company intends to file a certification and notice of termination on Form 15 with respect to its Common Stock.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all the shares of Common Stock covered by the Registration Statement which remain unissued on the Merger Date.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Franklin Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Allen, Commonwealth of Virginia on this 2nd day of January 2015.

FRANKLIN FINANCIAL CORPORATION

By: /s/ Richard T. Wheeler, Jr.
Richard T. Wheeler, Jr.
Chairman, President and Chief Executive Officer
(Duly authorized officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/Richard T. Wheeler, Jr.	Chairman, President and Chief Executive Officer	January 2, 2015
Richard T. Wheeler, Jr.	(Principal executive officer)

/s/Donald F. Marker	Vice President, Chief Financial Officer and Secretary/Treasurer	January 2, 2015
Donald F. Marker	(Principal financial and accounting officer)

*	Director
Hugh T. Harrison II

*	Director
Warren A. Mackey

*	Director
Elizabeth W. Robertson

*	Director
George L. Scott

*	Director
Richard W. Wiltshire, Jr.

*	Director
Percy Wootton

*	Pursuant to the Power of Attorney filed with the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 29, 2012.

/s/Richard T. Wheeler, Jr.	January 2, 2015
Richard T. Wheeler, Jr.
Attorney-in-Fact